Winner Medical Appoints New Independent Director

SHENZHEN, China, May 26, 2011 /PRNewswire-Asia/  Winner Medical Group Inc. (Nasdaq: WWIN; “Winner Medical” or “the Company”), a leading manufacturer of medical dressings, medical disposables and non-woven fabric made from 100% natural PurCotton® products in China, today announced the resignation of one of its independent directors, Mr. Horngjon “Tony” Shieh, for personal reasons.  Winner Medical’s Board of Directors voted to fill the vacancy by appointing Mr. Xuedong “Rocky” Wu as a new independent director.

Mr. Shieh served on the audit and the governance and nominating committees of the Board and as chair of the executive compensation committee of the Board. Mr. Larry Goldman, chair of the audit committee of the Board, and Mr. Lawrence Pan, chair of the governance and nominating committee of the Board, expressed their appreciation of Mr. Shieh’s dedicated service.

Mr. Xuedong Wu’s board appointment commences June 1, 2011. Mr. Wu will serve on the audit and the governance and nominating committees of the Board, and will be the chairman of the executive compensation committee of the Board.

Mr. Wu is the Vice President of BMI Funds Management Ltd., a financial advisory company based in Hong Kong, and was the chief consultant to FLYKE International Holdings Ltd. (HK Ticker: 1998) prior to joining Winner Medical. Previously, Mr. Wu served as an executive director for Shenzhen Corppal Consultants Co., Ltd., which specialized in advising companies on overseas listings and mergers and acquisitions. Mr. Wu also has experience in the e-commerce and retail space, having served with companies such as China Expert Network Co., Ltd., where he served as chief executive officer, Learnability Inc., an internet educational resource provider, Shenzhen Space Financial Tech Co., Ltd. and CATIC Computer Co., Ltd., both software development companies.

Mr. Jianquan Li, Chairman of the Board, noted, “We are grateful to Tony for his dedicated service. He has been a tremendous asset to the Company and our shareholders. We welcome Mr. Wu to the Board as our newest independent director. Mr. Wu’s experience in the capital markets, business operation, e-commerce and retail areas will benefit the Company going forward as we fulfill our responsibilities as a publically listed company and continue to develop our PurCotton retail business.”

About Winner Medical

Winner Medical is a leading medical disposable products manufacturer in China, with business operations consisting of manufacturing, researching, developing and marketing cotton-based medical dressings and medical disposables, as well as consumer products. The Company has fourteen wholly-owned operating subsidiaries and three joint ventures, which manufacture tailored medical disposables and dressings, as well as non-woven fabric made from 100% natural cotton.  With a vertically integrated supply chain ranging from spinning fabric to finished goods, the Company provides its customers with a wide range of products, from surgical and wound care to consumer. The Company sells and markets its medical products and 100% natural cotton non-woven jumbo rolls in China and abroad. For nine consecutive years, the Company has been ranked as one of the top medical dressing exporters in China, with the United States, Europe, China and Japan being its most important markets. In addition, the Company distributes finished cotton non-woven consumer products under its own “PurCotton” brand name in China. With more than 20 years of international experience in the medical dressings and disposables field, the Company has a deep market understanding. This provides Winner Medical with a solid foundation, upon which it plans to expand by growing its medical grade 100% cotton retail business. To learn more about Winner Medical, please visit Winner Medical's web site at: http://winnermedical.investorroom.com

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objective and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company:
     Ms. Huixuan Chen (Fiona)
     Investor Relations Manager
     Winner Medical Group Inc.
     Tel:   +86-755-2806-6858
               +86-755-2813-8888 x691
     Email: investors@winnermedical.com
     Web:   http://ir.winnermedical.com

Investor Relations:
     Mr. Scott Powell
     HC International, Inc.
     Tel:   +1-212-301-7130
     Email: scott.powell@hcinternational.net
     Web:   http://www.hcinternational.net]